Exhibit 16




April 6, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read the Form 8-K, Item 4, for Itron, Inc. Incentive Savings Plan dated April 2, 2004, and we agree with the statements made therein concerning our termination.

Sincerely,

/s/  Berreth, Lochmiller and Associates PLLC's

Spokane, Washington